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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-214737

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2016

Prospectus Supplement to Prospectus dated December 9, 2016

Shares of Common Stock
Warrants to Purchase up to                  Shares of Common Stock

We are offering                  shares of our common stock and warrants to purchase up to                  shares of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants). Each share of common stock is being sold together with                  of a 5.5-year warrant to purchase one share of common stock at an initial exercise price of $            per share. The warrants are exercisable from and after the six-month anniversary of the issuance date. The shares of common stock and warrants will be issued separately.

Our common stock is traded on the NASDAQ Capital Market under the symbol "PLUG." The last reported sale price of our common stock on the NASDAQ Capital Market on December 16, 2016 was $1.32 per share. There is no established trading market for any of the warrants and we do not expect a market to develop. We do not intend to apply for a listing of any of the warrants on any national securities exchange.

Investing in our securities involves risks. See "Risk Factors" beginning on page S-12 of this prospectus supplement.

	Per Fixed Combination	Total
Public offering price(1)	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to Plug Power Inc.(2)	$	$

(1)
Initial gross proceeds. If the warrants to purchase common stock are exercised in full, we will receive additional gross proceeds of $            per fixed combination, or $             million in the aggregate.

(2)
If the warrants to purchase common stock are exercised in full, net proceeds will increase to $            per fixed combination, or $             million in the aggregate.

We expect that the entire amount of securities offered hereby as well as the entire amount of Series D convertible preferred stock and warrants being sold in the Preferred Offering (as defined below) will be purchased by one or more institutional investors at the public offering price thereof.

The underwriter expects to deliver the shares of common stock and the warrants on or about December     , 2016.

Neither the U.S. Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

Oppenheimer & Co.

Prospectus Supplement dated December     , 2016.

Prospectus Supplement

Accompanying Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled "Incorporation by Reference," "Incorporation of Certain Information by Reference" and "Where You Can Find Additional Information" as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement or the accompanying prospectus to "Plug Power," the "Company," "we," "us," or "our" mean Plug Power Inc. and our subsidiaries, unless we state otherwise or the context otherwise requires.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement. the accompanying prospectus, or any free writing prospectus provided in connection with this offering in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock and the warrants offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.plugpower.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 15, 2016;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed on May 10, 2016, August 9, 2016 and November 8, 2016, respectively;

  •
  our Current Reports on Form 8-K filed on March 4, 2016 (except for information contained therein which is furnished rather than filed), May 23, 2016, June 30, 2016 (except for information contained therein which is furnished rather than filed) and December 19, 2016; and

  •
  the section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended , or the Exchange Act, on June 24, 2009, as amended by the Amendment No. 1 to Form 8-A filed by the Company with the SEC on May 6, 2011, the Amendment No. 2 to Form 8-A filed by the Company with the SEC on March 19, 2012, the Amendment No. 3 to Form 8-A filed by the Company with the SEC on March 26, 2012, the Amendment No. 4 to Form 8-A filed by the Company with the SEC on February 13, 2013, the Amendment No. 5 to Form 8-A filed by the Company with the SEC on May 20, 2013 and the Amendment No. 6 to Form 8-A filed by the Company with the SEC on                                  .

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Plug Power Inc., 968 Albany-Shaker Road, Latham, New York, 12110, Attention: General Counsel, or by telephone request to (518) 782-7700.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain and/or incorporate by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "continue," "estimate," "expect," "intend," "may," "should," "will," "would," "plan," "projected" or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk of dilution to our stockholders and/or a decrease in our stock price should we need to raise additional capital; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or be converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls; our ability to attract and maintain key personnel; the risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; the ability to achieve the forecasted gross margin on the sale of our products; the cost and availability of fuel and fueling infrastructures for our products; the risk of elimination of government subsidies and economic incentives for alternative energy products; market acceptance of our products and services, including GenDrive units; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; the risks associated with potential future acquisitions; the volatility of our stock price; and other risks and uncertainties referenced under "Risk Factors" of this prospectus supplement and in the accompanying prospectus or any free writing prospectus provided in connection with this offering and any documents incorporated by reference herein or therein. Readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated herein or therein or any free writing prospectus provided in connection with this offering that include forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors" contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Overview

We are a leading provider of alternative energy technology focused on the design, development, commercialization and manufacture of hydrogen fuel cell systems used primarily for the material handling and stationary power market.

We are focused on proton exchange membrane, or PEM, fuel cell and fuel processing technologies, fuel cell/battery hybrid technologies, and associated hydrogen storage and dispensing infrastructure from which multiple products are available. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. Hydrogen is derived from hydrocarbon fuels such as liquid petroleum gas, or LPG, natural gas, propane, methanol, ethanol, gasoline or biofuels. Plug Power develops complete hydrogen delivery, storage and refueling solutions for customer locations. Hydrogen can also be obtained from the electrolysis of water, or produced on-site at consumer locations through a process known as reformation. Currently the Company obtains hydrogen by purchasing it from fuel suppliers for resale to customers.

We provide and continue to develop fuel cell product solutions to replace lead-acid batteries in material handling vehicles and industrial trucks for some of the world's largest distribution and manufacturing businesses. We are focusing our efforts on material handling applications (forklifts) at multi-shift high volume manufacturing and high throughput distribution sites where our products and services provide a unique combination of productivity, flexibility and environmental benefits. Our current product line includes: GenDrive, our hydrogen fueled PEM fuel cell system providing power to material handling vehicles; GenFuel, our hydrogen fueling delivery system; GenCare, our ongoing maintenance program for both the GenDrive fuel cells and GenFuel products; GenSure (formerly ReliOn), our stationary fuel cell solution providing scalable, modular PEM fuel cell power to support the backup and grid-support power requirements of the telecommunications, transportation, and utility sectors; GenKey, our turn-key solution combining either GenDrive or GenSure with GenFuel and GenCare, offering complete simplicity to customers transitioning to fuel cell power; and GenFund, a collaboration with leasing organizations to provide cost efficient and seamless financing solutions to customers.

We provide our products worldwide through our direct product sales force, and by leveraging relationships with original equipment manufacturers, or OEMs, and their dealer networks.

We were organized in the State of Delaware on June 27, 1997.

Our principal executive offices are located at 968 Albany-Shaker Road, Latham, New York, 12110, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Preferred Offering

Concurrently with this offering, we intend to conduct an underwritten offering, which we refer to as our Preferred Offering, of                shares of our Series D convertible preferred stock, together with warrants to purchase                shares of our common stock, at a public offering price per fixed combination of $        . The warrants offered in our Preferred Offering are identical to the warrants offered by this offering, and will be exercisable during the period commencing on the six-month anniversary of the date of original issuance and ending five years from such date at an exercise price of $        per share of common stock. See the section of this prospectus supplement captioned "Description of Securities – Series D Convertible Preferred Stock" for a summary of the terms of our Series D convertible preferred stock, and the section of this prospectus supplement captioned "Description of Securities – Warrants" for a summary of the terms of the warrants to purchase shares of our common stock. This offering is conditioned upon the completion of the Preferred Offering.

Hercules Loan Facility

We are party to a Loan and Security Agreement with Hercules Capital, Inc., or Hercules, which provides us a secured term loan facility with an outstanding principal balance of $25.0 million as of December 12, 2016 (the "Loan Facility"). Under the Loan Facility, we are required to comply with certain financial covenants, including maintaining a minimum level of unrestricted cash subject to an account control agreement in favor of Hercules in an amount equal to (a) 75% of our outstanding obligations under the Loan Facility plus (b) an amount equal to our outstanding accounts payable that are more than 150 days past due (if any). We failed to maintain the minimum level of unrestricted cash required by this covenant and Hercules has provided us a limited waiver, under which Hercules has waived the covenant default and modified the minimum cash covenant. We intend to use the net proceeds of this offering and the Preferred Offering, together with our existing cash and cash equivalents, to prepay the outstanding principal amount of our loan with Hercules and pay the fees and expenses related to such loan, which, as of the date of this prospectus supplement, totaled $29.0 million.

Debt Financing

As part of our business strategy in the ordinary course of business, we regularly consider alternatives for financings, including debt and equity financings, on an opportunistic basis. For example, as of the date of this prospectus supplement, we are in negotiations with a debt lender for a senior secured loan in the aggregate amount of $25.0 million, subject to the successful negotiation of definitive loan documents. There can be no assurance that such financing will be consummated.

Acquisitions

As part of our business strategy, we intend to consider acquisitions of companies, technologies and products that we believe could improve our ability to compete in our core markets or allow us to enter new markets. For example, as of the date of this prospectus supplement, we are in negotiations to acquire a company in Europe that develops technology to produce industrial gas supplies, which we believe, if successfully acquired and integrated into our operations, may advance our hydrogen fueling strategy. We expect that the purchase price of this acquisition will be approximately €10.0 million. There can be no assurance that we can successfully negotiate and enter into definitive agreements for this acquisition or, even if definitive agreements are executed, that we can successfully consummate this acquisition or integrate the acquired business into our operations.

Waivers

In connection with this offering and the Preferred Offering, we obtained a waiver from Air Liquide Investissements d'Avenir et de Demonstration, or Air Liquide, the sole holder of our Series C convertible preferred stock, pursuant to which Air Liquide agreed to waive their rights to purchase our securities in this offering and the Preferred Offering, and agreed that the issuance of the securities in this offering and the Preferred Offering will not result in an anti-dilution adjustment attached to the shares of our Series C convertible preferred stock. In addition, we amended our shareholder rights agreement to exempt the issuance of the securities in this offering and our Preferred Offering to the investor therein from triggering our shareholder rights plan.

THE OFFERING

Common stock offered by us	shares.
Common stock outstanding following the offering	shares
Warrants we are offering

We are offering warrants to purchase up to        shares of common stock, which will be exercisable during the period commencing on the six-month anniversary of the date of original issuance and ending five years from such date at an exercise price of $        per share of common stock. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other nationally recognized trading system.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $        after deducting underwriting discounts and commissions and offering expenses. We intend to use the net proceeds of this offering and the Preferred Offering, together with our existing cash and cash equivalents, to prepay the outstanding principal amount of our loan with Hercules and pay the fees and expenses related to such loan, which, as of the date of this prospectus supplement, totaled $29.0 million.

NASDAQ Capital Market Symbol	PLUG
Risk factors

Investing in our securities involves risks. See "Risk Factors" beginning on page S-12 of this prospectus supplement and other information included or incorporated into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

The number of shares of our common stock to be outstanding after the offering is based on 180,431,759 shares of common stock outstanding as of September 30, 2016, assumes no conversion or exercise of the warrants offered hereby and excludes:

  •
  14,982,570 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2016, at a weighted average exercise price of $2.87 per share;

  •
  1,057,877 shares of our common stock reserved for future issuance under our equity incentive plans as of September 30, 2016;

  •
  577,376 shares of common stock in treasury;

  •
  26,667 shares of common stock issuable upon the vesting of restricted stock units;

  •
  5,554,594 shares of common stock issuable upon conversion of our Series C Redeemable Convertible Preferred Stock at a conversion price of $0.2343 per share;

  •
  4,000,100 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2016, at a weighted average exercise price of $4.00 per share. With respect to 4,000,000 of such shares underlying such warrants, an issuance of securities by us at a price below $4.00 per share results in the adjustment of the exercise price of such warrants to be equal to the issuance price of such securities, which, as measured in accordance with the terms of such warrants, is expected to result in an exercise price of less than $1.00 per share, and may be significantly less than $1.00 per share; and

  •
              shares of common stock underlying Series D convertible preferred stock and            shares of common stock issuable upon exercise of warrants that we are simultaneously offering in our Preferred Offering. See "Summary – Recent Developments" for more information.

Except as otherwise indicated, all information in this prospectus supplement is as of September 30, 2016, and gives no effect to the Preferred Offering.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth selected financial data and other operating information of the Company. The selected statements of operations and balance sheet data as of, and for the years ended, December 31, 2015, 2014, 2013, 2012 and 2011 as set forth below are derived from our audited consolidated financial statements certain of which are incorporated by reference into the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016, and incorporated by reference herein. The selected statements of operations data for the nine months ended September 30, 2016 and 2015, and the selected balance sheet data as of September 30, 2016 as set forth below are derived from our unaudited interim consolidated financial statements that are incorporated by reference into the accompanying prospectus from our Quarterly Report on Form 10-Q for the nine months ended September 30, 2016, filed with the SEC on November 8, 2016. The selected balance sheet data as of September 30, 2015 as set forth below are derived from our unaudited interim consolidated financial statements not incorporated by reference into the accompanying prospectus. The unaudited consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to fairly state our financial position as of and our results of operations for the nine months ended September 30, 2016 and 2015. Our historical results are not necessarily indicative of the results that may be expected in the future, and our interim period results are not necessarily indicative of results to be expected for a full year or any other interim period. The information is only a summary and you should read it in conjunction with our audited consolidated financial statements, including the related notes, and other financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2016.

	Nine Months Ended September 30,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(in thousands, except share and per share data)
Statements Of Operations:
Revenue:
Sales of fuel cell systems and related infrastructure	$19,992	$48,530	$78,002	$48,306	$18,446	$20,792	$19,592
Services performed on fuel cell systems and related infrastructure	15,396	9,083	14,012	9,909	6,659	3,615	3,631
Power Purchase Agreements	9,626	3,600	5,718	2,137	—	—	—
Fuel delivered to customers	7,557	3,331	5,075	1,959	—	—	—
Other	779	313	481	1,919	1,496	1,701	4,403

Total revenue	53,350	64,857	103,288	64,230	26,601	26,108	27,626
Cost of revenue:
Sales of fuel cell systems and related infrastructure	16,182	42,103	67,703	43,378	20,414	25,354	22,626
Services performed on fuel cell systems and related infrastructure	16,190	15,648	22,937	19,256	14,929	12,304	8,044
Provision for loss contracts related to service	(1,071)	—	10,050	—	—	—	—
Power Purchase Agreements	10,961	3,101	5,253	1,052	—	—	—
Fuel delivered to customers	9,298	4,107	6,695	2,204	—	—	—
Other	855	371	540	3,202	2,506	2,805	6,232

Total cost of revenue	52,415	65,330	113,178	69,092	37,849	40,463	36,902

	Nine Months Ended September 30,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(in thousands, except share and per share data)
Gross margin (loss)	935	(473)	(9,890)	(4,862)	(11,248)	(14,355)	(9,276)
Research and development expense	15,032	10,457	14,948	6,469	3,121	5,434	5,656
Selling, general and administrative expenses	25,485	23,952	34,164	26,601	14,596	16,883	16,868
Gain on sale of assets	—	—	—	—	—	—	(673)
Other (income) expense, net	(914)	(4,392)	(3,312)	50,881	34,115	(4,810)	(3,673)

Loss before income taxes	$(38,668)	$(30,490)	$(55,690)	$(88,813)	$(63,080)	$(31,862)	$(27,454)
Income tax benefit	392	—	—	325	410	—	—

Net loss attributable to the Company	$(38,276)	$(30,490)	$(55,690)	$(88,488)	$(62,670)	$(31,862)	$(27,454)
Preferred stock dividends declared	(78)	(78)	(105)	(156)	(121)	—	—

Net loss attributable to common shareholders	$(38,354)	$(30,568)	$(55,795)	$(88,644)	$(62,791)	$(31,862)	$(27,454)

Loss per share, basic and diluted	$(0.21)	$(0.17)	$(0.32)	$(0.56)	$(0.82)	$(0.93)	$(1.46)

Weighted average number of common shares outstanding	180,261,449	174,724,746	176,067,231	159,228,815	76,436,408	34,376,427	18,778,066

Balance Sheet Data:
(at end of the period)
Unrestricted cash and cash equivalents	$42,486	$85,009	$63,961	$146,205	$5,027	$9,380	$13,857
Total assets	223,985	204,618	209,456	204,151	35,356	39,460	55,656
Borrowings under line of credit	—	—	—	—	—	3,381	5,405
Current liabilities	56,436	33,580	42,706	25,707	10,874	17,039	17,043
Finance obligations	35,258	9,650	14,809	2,426	2,492	—	—
Long-term debt	23,541	—	—	—	—	—	—
Other noncurrent liabilities	13,979	11,588	26,052	16,582	37,491	7,391	9,577
Redeemable preferred stock	1,153	1,153	1,153	1,153	2,371	—	—
Stockholders' equity (deficit)	93,618	148,647	124,736	158,283	(17,872)	15,030	29,036
Working capital	50,436	110,036	88,524	167,039	11,110	6,901	22,452

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement to the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business Operations

If we are unable to fund our operations with positive cash flows and cannot obtain external financing, we may not be able to sustain future operations, and we may be required to delay, reduce and/or cease our operations and /or seek bankruptcy protection.

We have experienced recurring operating losses, and as of December 31, 2015 and September 30, 2016, we had an accumulated deficit of approximately $993.9 million and $1.0 billion, respectively.

Our cash requirements relate primarily to working capital needed to operate and grow our business, including servicing operating lease agreements, funding operating expenses, growth in inventory to support both shipments of new units and servicing the installed base, funding the growth in our GenKey "turn-key" solution which also includes the installation of our customer's hydrogen infrastructure as well as delivery of the hydrogen fuel, and continued development and expansion of our products. Our ability to achieve profitability and meet future liquidity needs and capital requirements will depend upon numerous factors, including the timing and quantity of product orders and shipments; attaining positive gross margins; the timing and amount of our operating expenses; the timing and costs of working capital needs; the timing and costs of building a sales base; the ability of our customers to obtain financing to support commercial transactions; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers and the terms of such agreements which may require us to pledge or restrict substantial amounts of our cash to support these financing arrangements; the timing and costs of developing marketing and distribution channels; the timing and costs of product service requirements; the timing and costs of hiring and training product staff; the extent to which our products gain market acceptance; the timing and costs of product development and introductions; the extent of our ongoing and new research and development programs; and changes in our strategy or our planned activities. If we are unable to fund our operations with positive cash flows and cannot obtain external financing, we may not be able to sustain future operations. As a result, we may be required to delay, reduce and/or cease our operations and/or seek bankruptcy protection.

We cannot assure you that any necessary additional financing will be available on terms favorable to us, or at all. We believe that it could be difficult to raise additional funds and there can be no assurance as to the availability of additional financing or the terms upon which additional financing may be available. Additionally, even if we raise sufficient capital through additional equity or debt financings, strategic alternatives or otherwise, there can be no assurance that the revenue or capital infusion will be sufficient to enable us to develop our business to a level where it will be profitable or generate positive cash flow. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly issued securities, including those issued in our Preferred Offering, may have rights, preferences or privileges senior to those of existing stockholders. If we incur additional debt, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. The terms of any debt securities issued could also impose significant restrictions on our operations. Broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance, and may adversely impact our ability to raise additional funds. If we raise additional funds through collaborations and/or licensing arrangements, we might be required to relinquish significant rights to our technologies, or grant licenses on terms that are not favorable to us.

The reduction or elimination of government subsidies and economic incentives for alternative energy technologies, particularly the investment tax credit, could reduce demand for our products, lead to a reduction in our revenues, and adversely impact our operating results.

We believe that the near-term growth of alternative energy technologies is affected by the availability and size of government and economic incentives. Many of these government incentives expire, phase out over time, exhaust the allocated funding, or require renewal by the applicable authority. In addition, these incentive programs could be reduced or discontinued for other reasons. For example, the investment tax credit is currently scheduled to expire on December 31, 2016. The investment tax credit provides purchasers or lessees of our products with a 30% tax credit, and we believe it is a significant incentive to our customers. The reduction, elimination, or expiration of the investment tax credit or other government subsidies and economic incentives may result in the diminished economic competitiveness of our products to our customers and could materially and adversely affect the growth of alternative energy technologies, including our products, as well as our future operating results.

Our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers may affect our sales, profitability and liquidity.

Customers representing most of our revenue lease, rather than purchase, our products. These lease arrangements require us to finance the purchase of such products, either ourselves or through third-party financing sources. For example, approximately $52.9 million of our cash is currently restricted to support such leasing arrangements, which prevents us from using such cash for other purposes. To date, we have been successful in obtaining or providing the necessary financing arrangements. There is no certainty, however, that we will be able to continue to obtain or provide adequate financing for these arrangements on acceptable terms, or at all, in the future. Failure to obtain or provide such financing may result in the loss of material customers and product sales, which could have a material adverse effect on our business, financial condition and results of operations. Further, if we are required to continue to pledge or restrict substantial amounts of our cash to support these financing arrangements, such cash will not be available to us for other purposes, which may have a material adverse effect on our liquidity and financial position.

Potential future acquisitions could be difficult to integrate, divert the attention of key personnel, disrupt our business and impair our financial results.

As part of our business strategy, we intend to consider acquisitions of companies, technologies and products that we believe could improve our ability to compete in our core markets or allow us to enter new markets. Acquisitions involve numerous risks, any of which could harm our business, including, difficulty in integrating the technologies, products, operations and existing contracts of a target company and realizing the anticipated benefits of the combined businesses; difficulty in supporting and transitioning customers, if any, of the target company; inability to achieve anticipated benefits or maintain or increase the revenue and profit of the acquired business; potential disruption of our ongoing business and distraction of management; the price we pay or other resources that we devote may exceed the value we realize; or forgoing the value we could have realized if we had allocated the purchase price or other resources to another opportunity and inability to generate sufficient revenue to offset acquisition costs. In addition, if we finance acquisitions by issuing equity securities, our existing stockholders may be diluted. As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of what we anticipate.

As of the date of this prospectus supplement, we are in ongoing negotiations to acquire a company in Europe that develops technology to produce industrial gas supplies, which we believe, if successfully acquired and integrated into our operations, may advance our hydrogen fueling strategy. We expect that the purchase price for this acquisition will be approximately €10.0 million.

There can be no assurance that we will enter into definitive agreements, or consummate this transaction. Moreover, even if we consummate this acquisition, its success will depend, in part, on our ability to successfully integrate the target's business and operations and fully realize the anticipated benefits from combining our business with the target's business. However, to realize these anticipated benefits, we must successfully combine these businesses. If we are unable to achieve these objectives, the anticipated benefits of this acquisition may not be realized fully or at all or may take longer to realize than expected. Any failure to timely realize these anticipated benefits could have a material adverse effect on our revenues, expenses and operating results. Furthermore, it is possible that the integration process could result in the loss of key employees, loss of key clients, decreases in revenues and increases in operating costs, as well as the disruption of our business, any or all of which could limit our ability to achieve the anticipated benefits of the acquisition and have a material adverse effect on our revenues and operating results. Integration efforts between the two companies will also divert management attention and resources, which could also adversely affect our operating results.

Risks Related to this Offering and Our Common Stock

We may not have the cash necessary to redeem the Series D convertible preferred stock.

We have the obligation to make monthly redemption payments on the Series D convertible preferred stock in the Preferred Offering commencing January 31, 2017, which mandatory redemption payments may each be made at our option in cash or in shares of our common stock, except that our right to make payment in shares of common stock is dependent upon our satisfying certain equity conditions. Among other things, these equity conditions include our continued listing on the NASDAQ Capital Market or another permitted exchange (as described in more detail below), and our stock maintaining certain minimum average trading volumes during the applicable measurement period. If we cannot satisfy the equity conditions, we will not be able to make our monthly mandatory redemption payments in stock, and we would be forced to make such monthly payments in cash. We may not have sufficient cash resources at the applicable time to make those cash payments, or to make such cash payments in full.

Further, any failure to pay any amounts due to the holders of the Series D convertible preferred stock, as well as certain other "triggering events," including, without limitation, our failure to timely deliver shares, our suspension of trading, our failure to keep reserved for issuance an adequate number of shares of common stock to cover conversion of the Series D convertible preferred stock, and breaches of certain representations, warranties and covenants that are not timely cured, where a cure period is permitted, would permit the holders of our Series D convertible preferred stock to compel our redemption of such Series D convertible preferred stock in cash at a price per share equal to the greater of (i) 125% of the stated value of the Series D convertible preferred stock being redeemed and accrued dividends and (ii) the market value of the number of shares into which the Series D convertible preferred stock, plus accrued dividends, could be converted by the holder at the time a notice of redemption is delivered by the holder, valued at the greatest closing sales price during the period from the date immediately before the triggering event through the date we make the redemption payment. The OTC Quotation Board is one of the alternative markets permitted under the equity conditions, meaning that if we are listed on the NASDAQ Capital Market but fall below the minimum listing standards of that market, we will still satisfy the equity conditions if we satisfy the minimum listing standards of the OTC Quotation Board at that time. However, if we are actually delisted from the NASDAQ Capital Market or are suspended from trading or listing for five consecutive trading days, without obtaining a listing on another national securities exchange, it would constitute a "triggering event" under the certificate of designations (and consequently, would also cause a failure of the equity conditions). Thus, if we fail to maintain trading or listing, as applicable, or if for any other reason we are required to repurchase the Series D convertible preferred stock in cash prior to maturity, no assurance can be given that we would have the cash or financial resources available to us to make such a payment, and such an acceleration could have a material adverse effect on our business and financial condition and may impair our ability to continue in business as a going concern.

The Series D Shares are a senior obligations of ours, and rank prior to our common stock with respect to dividends, distributions and payments upon liquidation.

The rights of the holders of the Series D convertible preferred stock rank senior to the obligations to our common stock holders. Upon our liquidation, the holders of Series D convertible preferred stock are entitled to receive an amount per share of Series D convertible preferred stock equal to the greater of (A) 125% of the conversion amount thereof on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Series D convertible preferred stock into Common Stock immediately prior to the date of such payment. Further, the holders of Series D convertible preferred stock have the right to participate in any payment of dividends or other distributions made to the holders of common stock to the same extent as if they had converted the such shares of Series D convertible preferred stock. The existence of such a senior security could have an adverse effect on the value of our common stock. Additionally, the rights of the holders of our existing Series C convertible preferred stock ranks senior to the obligations to our common stock holders.

Holders of the Series D convertible preferred stock have rights that may restrict our ability to operate our business.

Under the certificate of designations establishing the terms of the Series D convertible preferred stock, we are subject to certain covenants that limit our ability to create new series of preferred stock, other than series junior to the Series D convertible preferred stock. Such restrictions may have an adverse effect on our ability to operate our business while the shares of Series D convertible preferred stock are outstanding.

Our stockholders will experience significant dilution upon the issuance of common stock upon conversion or redemption payments under the Series D convertible preferred stock, and if the shares of our common stock underlying our warrants, including those issued in this offering and the Preferred Offering, are exercised or converted.

The issuance of common stock as mandatory redemption payments or upon conversion of some or all of the Series D convertible preferred stock (whether by us or by the holders) will dilute the ownership interests of our existing holders of our shares of common stock. If the initial aggregate stated value of

the Series D convertible preferred stock is converted into our common stock at its initial conversion price, we would issue            shares of common stock upon their conversion. This excludes the effect of any exercise of the warrants issued in this offering or the Preferred Offering, and it excludes the effect of any common stock we may issue as dividends or as conversion shares, in lieu of paying monthly redemption amounts in cash, which may be made at a price lower than the initial conversion price. The initial conversion price of the Series D convertible preferred stock is adjustable based on certain events, including if we voluntarily reduce the conversion price. Our payment of stock as dividends or conversion of installment payments will not trigger such an adjustment. The conversion price of the Series D convertible preferred stock will also be adjusted if we effect a stock split or combination or similar transaction, to reflect the proportionate (adjusted) trading prices of our common stock before and after the effective date.

In addition, we have a significant number of securities convertible into, or allowing the purchase of, our common stock. Investors could be subject to increased dilution upon the conversion or exercise of these securities. The common stock warrants offered in this offering and the Preferred Offering have an exercise price that is adjustable if we effect a stock split or combination or similar transaction, depending on the relative trading prices before and after the combination. Also, the issuance of additional shares as a result of such conversion or purchase, or their subsequent sale, could adversely affect the price of our common stock.

The redemption right in the Series D convertible preferred stock could discourage a potential acquirer.

The redemption rights in the Series D convertible preferred stock being sold in the Preferred Offering could discourage a potential acquirer. The terms "change of control" and "fundamental transaction" refer to specific transactions and may not include other events that might adversely affect our financial condition or results of operations.

Our stock price has been and could remain volatile, which could further adversely affect the market price of our stock, our ability to raise additional capital and/or cause us to be subject to securities class action litigation.

The market price of our common stock has historically experienced and may continue to experience significant volatility. Between January 1, 2016 and December 16, 2016, the sales price of our common stock fluctuated from a high of $2.28 per share to a low of $1.18, and on December 16, 2016, the closing sale price of our common stock was $1.32 per share. Our progress in developing and commercializing our products, our quarterly operating results, announcements of new products by us or our competitors, our perceived prospects, changes in securities analysts' recommendations or earnings estimates and our ability to meet such estimates, changes in general conditions in the economy or the financial markets, adverse events related to our strategic relationships, significant sales of our common stock by existing stockholders, including one or more of our strategic partners, and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. Such market price volatility could adversely affect our ability to raise additional capital. In addition, we may be subject to securities class action litigation as a result of volatility in the price of our common stock, which could result in substantial costs and diversion of management's attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

In addition, depending on the market price for shares of our common stock during the applicable measurement period relating to a conversion of the Series D convertible preferred stock or in relation to our election to make scheduled or other redemption payments on such stock in shares of our common stock, the number of shares of common stock issued to such holders of Series D convertible preferred stock could be very significant. Many of the factors noted above that may affect our stock price are beyond our control. To the extent the price of our common stock declines and as a result thereof we issue a larger number of shares of common stock than expected in respect of our Series D convertible preferred stock, our stock price may suffer further declines.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the NASDAQ Capital Market.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance.

Future sales of a significant number of shares of our common stock or other dilution of our equity could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. Except as described under "Underwriting," we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

If securities or industry analysts do not publish, or cease publishing, research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of these analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the securities offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution. See the section entitled "Dilution" below for a more detailed discussion of the dilution associated with this offering.

We have not paid cash dividends to our shareholders and currently have no plans to pay future cash dividends.

We plan to retain earnings to finance future growth and have no current plans to pay cash dividends to shareholders (except in accordance with the terms of our outstanding Series C Preferred Stock). Because we have not paid cash dividends, holders of our securities will experience a gain on their investment in our securities only in the case of an appreciation of value of our securities. You should neither expect to receive dividend income from investing in our securities nor an appreciation in value.

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Provisions in our charter documents and Delaware law may discourage or delay an acquisition that stockholders may consider favorable, which could decrease the value of our common stock.

Our certificate of incorporation, our bylaws, and Delaware corporate law contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. These provisions include those that: authorize the issuance of up to 5,000,000 shares of preferred stock in one or more series without a stockholder vote; limit stockholders' ability to call special meetings; establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and provide for staggered terms for our directors. We have a shareholders rights plan that may be triggered if a person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of the outstanding shares of our common stock. In addition, in certain circumstances, Delaware law also imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, which could harm our brand and operating results.

Effective internal controls over financial reporting are necessary for us to provide reliable and accurate financial reports and effectively prevent fraud. We have devoted significant resources and time to comply with the internal control over financial reporting requirements of the Sarbanes-Oxley Act of 2002. In addition, Section 404 under the Sarbanes-Oxley Act of 2002 requires that we assess the design and operating effectiveness of our controls over financial reporting. We are currently required to have our auditors attest to the effectiveness of our internal control over financial reporting. Our compliance with the annual internal control report requirement will depend on the effectiveness of our financial reporting and data systems and controls. Inferior internal controls increase the possibility of errors and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital.

In addition, our internal control systems rely on people trained in the execution of the controls. Loss of these people or our inability to replace them with similarly skilled and trained individuals or new processes in a timely manner could adversely impact our internal control mechanisms.

The requirements of being a public company may strain our resources, divert management's attention and affect our ability to attract and retain qualified board members and officers.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), the listing requirements of the NASDAQ Capital Market and other applicable securities rules and regulations. Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results and maintain effective disclosure controls and procedures and internal control over financial reporting. To maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this requirement, significant resources and management oversight may be necessary.

USE OF PROCEEDS

We expect to receive approximately $             million in net proceeds from this offering. "Net proceeds" is what we expect to receive after paying the expenses of this offering, including the underwriting discounts and commissions, as described in "Underwriting" below, and other estimated offering expenses payable by us, which include legal, accounting and printing fees.

We intend to use the net proceeds of this offering and the Preferred Offering, together with our existing cash and cash equivalents, to prepay the outstanding principal amount of our loan with Hercules and pay the fees and expenses related to such loan, which, as of the date of this prospectus supplement, totaled $29.0 million.

DILUTION

If you invest in our common stock and warrants, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2016, was approximately $81.6 million, or $0.45 per share of our common stock, based upon 180,431,759 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2016. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock and warrants in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of            shares of our common stock and warrants to purchase up to            shares of common stock in this offering at the public offering price of $            per combination and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016, would have been approximately $             million, or $            per share. This represents an immediate increase in net tangible book value of $            per share to existing stockholders and immediate dilution in net tangible book value of $            per share to new investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per fixed combination			$
Net tangible book value per share as of September 30, 2016		$0.45
Increase in net tangible book value per share attributable to this offering	$
Adjusted net tangible book value per share as of September 30, 2016, after giving effect to this offering			$
Dilution in net tangible book value per share to new investors			$

The foregoing table and discussion are based on 180,431,759 shares of common stock outstanding as of September 30, 2016, assumes no conversion or exercise of the warrants offered hereby, and excludes:

  •
  14,982,570 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2016, at a weighted average exercise price of $2.87per share;

  •
  1,057,877 shares of our common stock reserved for future issuance under our equity incentive plans as of September 30, 2016;

  •
  577,376 shares of common stock in treasury;

  •
  26,667 shares of common stock issuable upon the vesting of restricted stock units;

  •
  5,554,594 shares of common stock issuable upon conversion of our Series C Redeemable Convertible Preferred Stock at a conversion price of $0.2343 per share;

  •
  4,000,100 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2016, at a weighted average exercise price of $4.00 per share. With respect to 4,000,000 of such shares underlying such warrants, an issuance of securities by us at a price below $4.00 per share results in the adjustment of the exercise price of such warrants to be equal to issuance price of such securities, which, as measured in accordance with the terms of such warrants, is expected to result in an exercise price of less than $1.00 per share, and may be significantly less than $1.00 per share; and

  •
              shares of common stock underlying Series D convertible preferred stock and            shares of common stock issuable upon exercise of warrants that we are simultaneously offering in our Preferred Offering. See "Summary – Recent Developments" for more information.

To the extent that outstanding options or warrants (including those issued in this offering and the Preferred Offering) are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES

In this offering, we are offering            shares of common stock and warrants to purchase up to            shares of common stock. Each share of common stock is being sold together with            of a 5.5-year warrant to purchase one share of common stock at an exercise price of $            per share. The shares of common stock and warrants will be issued separately. This prospectus also relates to the offering of shares of our common stock issuable upon exercise, if any, of the warrants.

The material terms and provisions of our common stock and each other class of our securities existing on or prior to the date of this prospectus supplement which may qualify or limit the rights and privileges of our common stock are described under the caption "Description of Capital Stock" starting on page 11 of the accompanying prospectus.

Common Stock

The material terms and provisions of our common stock are described under the caption "Description of Capital Stock" starting on page 11 of the accompanying prospectus.

Warrants

The following description of the warrants offered hereby is a summary. It summarizes only those aspects of the warrants that we believe will be most important to your decision to invest in the warrants. You should keep in mind, however, that it is the terms in the warrants, and not this summary that define your rights as a holder of the warrants. There may be other provisions in the warrants that are also important to you. You should read the forms of the warrants for a full description of the terms of the warrants.

Each full warrant entitles the holder thereof to purchase one share of our common stock at an exercise price equal to $            per share. The warrants will be exercisable during the period commencing on the six-month anniversary of the date of original issuance and ending on five years thereafter, the expiration date of the warrants.

The warrants may be exercised by delivering to the Company a written notice of election to exercise the warrant, appropriately completed, duly signed and delivered, and delivering to the Company cash payment of the exercise price, if applicable. Upon delivery of the written notice of election to exercise the warrant, appropriately completed and duly signed, and cash payment of the exercise price, if applicable, on and subject to the terms and conditions of the warrant, we will deliver or cause to be delivered, to or upon the written order of such holder, the number of whole shares of common stock to which the holder is entitled, which shares may be delivered in book-entry form. If a warrant is exercised for fewer than all of the shares of common stock for which such warrant may be exercised, then upon request of the holder and surrender of such warrant, we shall issue a new warrant exercisable for the remaining number of shares of common stock.

If, and only if, a registration statement relating to the issuance of the shares underlying the warrants is not then effective or available, a holder of warrants may exercise the warrants on a cashless basis, where the holder receives the net value of the warrant in shares of. However, if an effective registration statement is available for the issuance of the shares underlying the warrants, a holder may only exercise the warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus the shares of common stock issued upon such cashless exercise would take on the characteristics of the warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the warrants.

If we fail to timely deliver shares of common stock pursuant to any warrant exercise, and such exercising holder elects to purchase shares of common stock (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of common stock for which such warrant was exercised, then we will be required to deliver, at the holder's election, either (i) an amount in cash equal to the full purchase price paid by the holder to acquire such alternative shares or (ii) (A) the shares of common stock for which the warrant was exercised and (B) an amount in cash equal to the excess (if any) by which the price paid for the alternative shares exceeds any trading price of the common stock selected by the holder in writing as in effect at any time during the period beginning on the exercise date and ending on the date such shares are delivered.

If, at any time while the warrants are outstanding, we directly or indirectly, in one or more related transactions, enter into a fundamental transaction, as described in the warrants and generally including any merger with or into another entity in which we are not the surviving entity or our stockholders immediately prior to such merger or consolidation do not own at least 50% of the outstanding voting securities of the surviving entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then each holder shall become entitled to receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if the holder had been, immediately prior to such fundamental transaction, the holder of the number of shares of common stock then issuable upon exercise of such holder's warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the warrants. Additionally, following any fundamental transaction that is also a change of control, as described in the warrants, then if elected by the warrant holder via written notice delivered to us within 30 days following such change of control, we must acquire (or cause the successor entity to acquire) all of the electing holder's warrants outstanding as of the effective date of such change of control by paying to such holder, at our option, either (i) common stock (or qualifying securities of the successor entity) valued at the value of the consideration received by the shareholders in such change of control or (ii) cash, in an amount equal to the Black-Scholes valuation of the unexercised portion of such holder's warrants that remained as of the effective date of such change of control.

The exercise price and the number and type of securities purchasable upon exercise of the warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, liquidations, mergers, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits, a sale of all or substantially all of our assets and certain other events. The terms of the warrants may make it difficult for us to raise additional capital at prevailing market terms in the future.

If, at any time while the warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (in each case, "Distributed Property"), then each holder of a warrant shall be entitled to acquire, with respect to the shares of common stock issuable upon exercise of such warrant, the Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of common stock issuable upon exercise of the warrant immediately prior to the record date for such Distributed Property.

So long as any of the warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of common stock equal to at least 100% of the maximum number of shares of common stock issuable upon the exercise of all of the warrants then outstanding. If we fail to maintain such a number of authorized and unreserved shares of common stock, we must take all necessary action to increase our authorized shares of common stock to an amount sufficient to allow the immediate exercise of the warrants then outstanding, in accordance with the requirements of our certificate of incorporation, bylaws and applicable law, including holding a meeting of our stockholders in order to approve an increase in the number of authorized shares of our common stock within 90 days after such failure.

No fractional shares will be issued upon exercise of the warrants. Except as set forth in the respective warrants, the warrants do not confer upon holders any voting or other rights as stockholders of the Company.

A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding common stock after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon, in the case of an increase, not less than 61 days' prior written notice to us.

Series D Convertible Preferred Stock

General.    We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, with such designations, rights and preferences as may be determined from time to time by our Board of Directors, without further stockholder approval. Our Board of Directors has created out of the authorized and unissued shares of our preferred stock a series of preferred stock designated as the Series D Convertible Preferred Stock (the "Preferred Stock"), comprising up to            shares of Preferred Stock (the "Preferred Shares").

The following is a brief description of the terms of the Preferred Stock being offered in this offering. The description of the Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations for the Preferred Stock, which is attached hereto as Exhibit A and which will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC by us in connection with this offering.

Stated Value.    Each share of Preferred Stock will be issued with an initial Stated Value of $1,000 per share (the "Stated Value"). The Stated Value is subject to reduction upon voluntary or scheduled redemptions or conversions as described in more detail below.

Maturity Date.    The maturity date of the Preferred Stock will be December     , 2017, unless extended at the option of the Holder of the Preferred Shares. For a description of the extension of the maturity date, see "– Mandatory Redemption at Maturity" below.

Ranking.    Except for our Series C Redeemable Convertible Preferred Stock, which shall rank senior to the Preferred Stock as to dividends, distributions and payments upon our liquidation, dissolution and winding up, and subject to the issuance of capital stock that is of senior or pari-passu rank to the Preferred Shares, all shares of our capital stock, including our common stock, shall be junior in rank to all Preferred Shares with respect to dividends, distributions and payments upon our liquidation, dissolution and winding up or any capital stock that has a maturity date or other date requiring redemption or repayment prior to the maturity date of the Preferred Stock. Without the prior express written consent of the holders of a majority of the Preferred Shares then outstanding, we may not authorize or issue capital stock that is of senior or pari-passu rank to the Preferred Shares in respect of dividends, distributions and payments upon our liquidation, dissolution and winding up. In the event of our merger or consolidation with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences.

Dividends.    Holders of the Preferred Shares are not entitled to receive dividends except in connection with certain purchase rights and other corporate events, as described in the certificate of designations, or in connection with certain distributions of assets, as described in the certificate of designations, or as, when and if declared by the Board of Directors acting in its sole and absolute discretion.

Voting Rights.    Holders of Preferred Shares shall have no voting rights, except on matters required by law or under the certificate of designations to be submitted to a class vote of the holders of the Preferred Shares. Except where a greater vote is required by law or by another provision of our Certificate of Incorporation, without first obtaining the affirmative vote or consent of holders of at least a majority of the Preferred Shares then outstanding, voting together as a single class, we may not: (a) amend or repeal our Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Preferred Shares under the certificate of designations, regardless of whether any such action shall be by means of amendment to our Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) other than as provided under the certificate of designations create or authorize (by reclassification or otherwise) any new class or series of preferred stock ranking senior to or pari passu with the Preferred Shares; (d) purchase, repurchase or redeem any shares of capital stock, including the common stock, ranking junior to the Preferred Shares (other than pursuant to the terms of the Company's equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) pay dividends or make any other distribution on any shares of our capital stock, including the common stock, that rank junior to the Preferred Shares; (f) issue any Preferred Shares other than as contemplated hereby; or (g) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares under the certificate of designations.

Covenants.

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  The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto.

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  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except as could not reasonably be expected to result in a Material Adverse Effect.

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  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, except as could not reasonably be expected to result in a Material Adverse Effect.

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  The Company will, and will cause each of its Subsidiaries to, take all action reasonably necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its

    Subsidiaries that are necessary or material to the conduct of its business in full force and effect, except as could not reasonably be expected to result in a Material Adverse Effect.

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  The Company shall maintain, and cause each of its Significant Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated except as could not reasonably be expected to result in a Material Adverse Effect.

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  The Company shall not, directly or indirectly, without the prior written consent of the Required Holders of the Preferred Shares then outstanding, incur Indebtedness or enter into any other agreement, contract or understanding if such Indebtedness, agreement, contract or understanding prohibits the Company from making any cash redemptions of the Preferred Shares; provided that no prior consent will be required for Indebtedness the terms of which (a) permit such redemptions and payments in an aggregate amount equal to the lesser of (i) $20,000,000 and (ii) the product of (A)1.25 multiplied by (B) the aggregate Stated Value of the Preferred Shares outstanding as of the relevant measurement so long as no default or event of default has occurred and is continuing under such Indebtedness, or (b) prohibit such redemptions or payments solely if a default or event of default has occurred and is continuing under such Indebtedness, agreement, contract or understanding (such Indebtedness described in this proviso, "Permitted Indebtedness").

Optional Installment Conversion or Redemption by the Company.    Commencing on January 31, 2017 and on the last business day of each month thereafter through the maturity date (each an "Installment Date"), provided that all Equity Conditions (as defined below) have been satisfied, we will convert from the Holders of the Preferred Shares, an amount equal to the aggregate Stated Value of          Preferred Shares (as such amount may be reduced by earlier conversion, redemption or otherwise, the "Installment Amount") by converting the Installment Amount into shares of our common stock (an "Installment Conversion"); provided, however, that we may instead, at our option following notice to the Holders, pay the Installment Amount by redeeming such Installment Amount for cash (an "Installment Redemption") or by any combination of an Installment Conversion and an Installment Redemption so long as we convert and/or redeem all of the outstanding applicable Installment Amount on the applicable Installment Date.

In the event of an Installment Conversion, we will convert the applicable Installment Amount of the Preferred Shares (such amount to be converted, the "Installment Conversion Amount") at the greater of (x) $0.40 (the "Floor Price") and (y) the lowest of (i) the Conversion Price then in effect and (ii) 88% of the average volume weighted average price ("VWAP") of the Common Stock for the three (3) lowest trading days during the seven (7) consecutive trading day period immediately prior to the applicable Installment Date (the "Installment Conversion Price"). If the Equity Conditions are not satisfied at any time after notice of an Installment Conversion and prior to the applicable Installment Date, then any Holder may require us to do any one or more of the following: (A) we will redeem all or any part designated by the Holder of the applicable Installment Conversion Amount at 125% of such designated portion of the Installment Conversion Amount, and/or (B) the Installment Conversion shall be null and void with respect to all or any part designated by such Holder of the unconverted Installment Conversion Amount and such Holder shall be entitled to all the rights of a holder of the Preferred Shares with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such designated part of such unconverted Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Installment Conversion Price as in effect on the date on which such Holder voided the Installment Conversion and (B) the Installment

Conversion Price that would be in effect on the date on which such Holder delivers a conversion notice relating thereto as if such date was an Installment Date.

In the event of an Installment Redemption, we will redeem for cash the applicable Installment Amount (such amount to be redeemed, the "Installment Redemption Amount") on the applicable Installment Date. If we fail to redeem the Installment Redemption Amount on the applicable Installment Date by payment of the applicable redemption price, then at the option of the Holder, the Holder may require us to convert all or any part of the Installment Redemption Amount or void the redemption. If the Holder elects to convert, the conversion is at the greater of (x) the Floor Price and (y) the lowest of (i) the Conversion Price then in effect and (ii) 88% of the average VWAP of the Common Stock for the three (3) lowest trading days during the seven (7) consecutive trading day period immediately prior to the date that Holder provides notice of such election. If the Holder elects to void the redemption, the Additional Amount (as described in the certificate of designations) of the applicable Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable redemption price minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable redemption is voided, (B) the greater of (x) the Floor Price and (y) 85% of the lowest closing bid price of the common stock during the period described in the certificate of designations and (C) the greater of (x) the Floor Price and (y) 85% of the average five (5) lowest VWAPs of the common stock during the twenty (20) consecutive trading day period specified in the certificate of designations.

Subject to certain limitations described in the certificate of designations, each Holder will have the right to defer all or any portion of any Installment Amount to a later or earlier Installment Date, as applicable.

The term "Equity Conditions" means, with respect to any given date of determination: (i) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), the common stock (including all shares of common stock issued or issuable upon conversion of the Preferred Shares and exercise of the Warrants) is listed or designated for quotation (as applicable) on the NASDAQ Capital Market or on one of several named alternative exchanges; (ii) during the Equity Conditions Measuring Period, we shall have delivered common stock upon conversion of the Preferred Shares on a timely basis; (iii) any shares of common stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount (as defined below) being redeemed in the event requiring this determination) may be issued in full without violating the limitation on beneficial ownership or the rules or regulations of the NASDAQ Capital Market; (iv) any shares of common stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth in the certificate of designations)) may be issued in full without violating the rules or regulations of the stock exchange on which the common stock is then listed; (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended fundamental transaction (as described in the certificate of designations) shall have occurred which has not been abandoned, terminated or consummated; (vi) none of the Holders shall be in possession of any material, non-public information provided to any of them by us or any of our subsidiaries or any of our respective affiliates, employees, officers, representatives, agents or the like; (vii) on each day during the Equity Conditions Measuring Period we otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any transaction document, including, without limitation, we shall not have failed to timely make any payment pursuant to any transaction document; (viii) during the Equity Conditions Failure Period (as described in the certificate of designations), (A) the average VWAP of the common stock fails to exceed $0.50 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions involving the common stock) or (B) the average aggregate daily dollar trading volume of the common stock on the NASDAQ Capital Market fails to be more than $200,000; (ix) on the applicable date of determination (A) no Authorized Share Failure (as described in the certificate of designations) shall exist or be continuing and 100% of the sum of (I) the maximum number of shares of common stock then issuable upon conversion of the Preferred Shares (without regard to any limitations on conversion) and (II) the maximum number of shares of common stock issuable upon exercise of the Warrants (without regard to any limitations on exercise) are available under our certificate of incorporation and reserved to be issued pursuant to the certificate of designations and the Warrants, as applicable, and (B) all shares of common stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (xi) the Installment Conversion Price is determined by the Floor Price; or (xii) the shares of common stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on the NASDAQ Capital Market or on one of several named alternative exchanges.

Optional Conversion by the Holders.    At any time following the issuance of the Preferred Shares, each holder of the Preferred Shares shall be entitled to convert any whole number of Preferred Shares, into fully paid and nonassessable shares of common stock. The number of shares of common stock issuable upon conversion of each Preferred Share shall be determined according to the following formula (the "Conversion Rate"):

Conversion Amount

Conversion Price

The "Conversion Amount" means, with respect to each Preferred Share, as of the applicable date of determination, the Stated Value, plus any declared and unpaid dividends and late charges as provided in the certificate of designations. The "Conversion Price" means $            , with respect to each Preferred Share, as of any Conversion Date or other date of determination, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar transactions involving our common stock. No fractional shares of common stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of common stock to be issued will be rounded to the nearest whole number.

The conversion of Preferred Shares is governed by the terms set out in the certificate of designations. In the event we fail to timely deliver common stock on conversion by a Holder, and after the delivery deadline such Holder purchases shares of our common stock to deliver in satisfaction of a sale by that Holder, we will be required to either pay cash to the Holder in an amount representing its total purchase price for those shares (including commissions and expenses) in lieu of delivering the shares of common stock on conversion, or (at the Holder's election) deliver shares of common stock plus an amount in cash representing the difference between the Holder's purchase price for the shares it purchased and the number of the shares issued upon conversion multiplied by the VWAP of our common stock on the conversion date.

None of the above limits the right that holders of the Preferred Shares have to require us to repurchase the Preferred Shares. See "– Redemption Option by the Holders Upon a Triggering Event" below.

Mandatory Conversion.    We have the right, provided that no Equity Conditions Failure exists, to require each Holder of Preferred Shares to convert all or any number of the Preferred Shares held by such Holder (treating all Holders on a proportionate basis) at the Conversion Rate if the closing sale price of our common stock equals at least 200% of the Conversion Price for twenty (20) consecutive trading days.

Holder Optional Redemption after Maturity Date.    At any time from and after the tenth (10) business day prior to the Maturity Date, any Holder may require us to redeem (a "Maturity Redemption") all or any number of Preferred Shares held by such Holder at a purchase price equal to 100% of the Conversion Amount of such Preferred Shares (the "Maturity Redemption Price") by delivery of written notice thereof (the "Maturity Redemption Notice") to us. The Maturity Redemption Notice must state the date that we are required to pay to such Holder such Maturity Redemption Price (the "Maturity Redemption Date"), which date may be no earlier than ten (10) business days following the date of delivery of such Maturity Redemption Notice. Such Maturity Redemptions will be conducted in accordance with the redemption provisions contained in the certificate of designations.

Redemption/Conversion Option of the Holders upon a Triggering Event.    In addition to all other rights of the Holders contained in the certificate of designations, after a Triggering Event (as described below), each Holder will have the right, at such Holder's option, to require us to redeem and/or convert all or a portion of such Holder's Preferred Shares. Any such Triggering Event redemption would be at a price per Preferred Share equal to the greater of (i) 120% of the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time as such Holder delivers notice of the redemption multiplied by (B) 120% of the greatest closing sale price of the common stock on any trading day during the period specified in the certificate of designations. Any such Triggering Event conversion would be at a conversion rate equal to the quotient of (i) 120% of the Conversion Amount divided by (ii) the lower of (A) the applicable Conversion Price in effect on the trading day immediately preceding the notice of conversion and (B) the greater of (1) $0.50 and (2) 85% of the lowest VWAP of the common stock on any trading day during the period specified in the certificate of designations.

If we fail to redeem the required Preferred Shares in any Triggering Event Redemption on the applicable redemption date by payment of the applicable redemption price, then at the Holder shall have the option to require us to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable redemption price has not been paid. In each case (i) the Additional Amount (as described in the certificate of designations) of such Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable redemption price minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (ii) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable redemption notice is voided, (B) the greater of (x) the Floor Price and (y) 85% of the lowest closing bid price of the common stock during the period described in the certificate of designations and (C) the greater of (x) the Floor Price and (y) 85% of the average of the five (5) lowest VWAPs of the common stock during the twenty (20) consecutive trading day period ending immediately prior to the applicable conversion date.

A "Triggering Event" shall be deemed to have occurred upon any of the following events, among other events described in the certificate of designations:

(i)  any of the Preferred Shares or shares of common stock issuable upon conversion of the Preferred Shares are not freely tradable under Rule 144 of the Securities Act without restriction;

(ii)  the suspension from trading or failure of the common stock to be listed on the NASDAQ Capital Market (or other eligible market as specified in the certificate of designations) for a period of five (5) consecutive trading days;

(iii)  (A) our failure on two or more occasions to timely deliver the required number of shares of common stock after any applicable conversion date or (B) our notice, written or oral, to any Holder of our intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of common stock that is tendered;

(iv)  our failure to pay to the Holder any amounts when and as due pursuant to the certificate of designations or any other transaction document;

(v)  specified voluntary or involuntary events involving bankruptcy, insolvency, decrees or orders for relief under bankruptcy, insolvency, reorganization and similar laws, the appointment of a custodian, receiver or similar official, an order for the winding up or liquidation of our affairs, commencement by us of a voluntary case or proceeding under bankruptcy or similar laws, making an assignment for the benefit of creditors, and similar voluntary or involuntary events enumerated in the certificate of designations (in the case of involuntary events, and such events are not dismissed within 60 days); or

(vi)  we breach any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of five (5) consecutive trading days.

Redemption Right of the Holders Upon a Change of Control.    In the event of a fundamental transaction, as described in the certificate of designations, generally including, among other transactions, any merger with or into another entity in which we are not the surviving entity or our stockholders immediately prior to such merger or consolidation do not own at least 50% of the outstanding voting securities of the surviving entity, or a sale of all or substantially all of our assets, each Holder will have the right, at such Holder's option, to require us to redeem all or a portion of such Holder's Preferred Shares. Any such Change of Control redemption would be at a price per Preferred Share equal to 125% of the greatest of (i) the Conversion Amount being redeemed, (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (1) the greatest closing sale price of the common stock during the period specified in the certificate of designations by (2) the Conversion Price, and (iii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of common stock to be paid to holders of the common stock upon consummation of such Change of Control by (2) the Conversion Price.

Fundamental Transactions.    We will not enter into a "fundamental transaction" unless the successor assumes our obligations under the certificate of designations and the warrants to purchase common stock issued in the Preferred Offering and the successor entity or its parent is a publicly traded corporation whose common stock is quoted on or listed for trading on one of the stock exchanges described in the certificate of designations. Upon the occurrence of a fundamental transaction, the successor entity will succeed to our obligations.

Limitation on Beneficial Ownership.    We will not effect any conversion of Preferred Shares, and no Holder shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, such Holder (together with its affiliates and certain attributable parties) would beneficially own in excess of 9.99% (the "Maximum Percentage") of the shares of our common stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing, the number of shares of common stock beneficially owned by a Holder and its affiliates and attributable parties shall include the number of shares of common stock issuable upon conversion of the Preferred Shares with respect to which the determination is being made, but shall exclude the number of shares of common stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of its affiliates or attributable parties and (B) exercise or conversion of the unexercised or unconverted portion of any other of our securities (including, without limitation, the Warrants) beneficially owned by such Holder or any of its affiliates or attributable parties subject to a limitation on conversion or exercise analogous to the limitation contained in the certificate of designations. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. By written notice to us, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99%; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to us, and (ii) any such increase or decrease will apply only to the Holder providing such written notice to its affiliates and not to any other Holder.

Exchange Cap.    We may not issue any shares of common stock upon conversion of any Preferred Shares or otherwise pursuant to the terms of the Series D Certificate of Designations if the issuance of such shares of common stock, plus the shares of Common Stock issued in the Common Offering would exceed the aggregate number of shares of common stock which we may issue upon exercise or conversion (as the case may be) of the Preferred Shares without breaching our obligations under the rules of the NASDAQ Capital Market, unless we obtain the approval of our stockholders as required by the applicable rules of the NASDAQ Capital Market for issuances of shares of Common Stock in excess of such amount.

Reservation of Shares Issuable Upon Conversion.    So long as any Preferred Shares remain outstanding, we will be required to all times reserve at least 140% of the number of shares of common stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions and assuming the Preferred Shares remain outstanding until the maturity date).

Liquidation Preference.    In the event of either a voluntary or involuntary liquidation, dissolution or winding up of us or our subsidiaries, the assets of which constitute all or substantially all of the assets of our business and that of our subsidiaries taken as a whole, in a single transaction or series of transactions (a "liquidation event"), the Holders shall be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to its stockholders, after any amount (including the Series C Liquidation Amount) that is required to be paid to our Series C Preferred Stock and before any amount shall be paid to the holders of any of capital stock ranking junior to the Preferred Shares, but pari passu with any capital stock then outstanding that ranks pari passu with the Preferred Shares, an amount per Preferred Share equal to the greater of (A) 125% of the Conversion Amount thereof on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Shares into common stock immediately prior to the date of such payment.

Transfer of Shares.    A Holder may transfer some or all of its Preferred Shares, except that no Preferred Shares may be sold or transferred other than to a U.S. person as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the NASDAQ Capital Market under the symbol "PLUG." The following table sets forth the high and low sale price per share of our common stock as reported by the NASDAQ Capital Market for the periods indicated:

	Sales prices
	High	Low
Year ended December 31, 2016
1st Quarter	$2.25	$1.30
2nd Quarter	$2.28	$1.60
3rd Quarter	$1.95	$1.34
4th Quarter (through December 16, 2016)	$1.76	$1.18
Year ended December 31, 2015
1st Quarter	$3.38	$2.42
2nd Quarter	$2.85	$2.32
3rd Quarter	$2.85	$1.56
4th Quarter	$2.98	$1.76
Year ended December 31, 2014
1st Quarter	$11.72	$1.89
2nd Quarter	$8.37	$3.62
3rd Quarter	$6.47	$4.00
4th Quarter	$5.48	$2.60

As of November 30, 2016, there were approximately 616 record holders of our common stock. However, management believes that a significant number of shares are held by brokers under a "nominee name" and that the number of beneficial shareholders of our common stock exceeds 100,410.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of dividends will depend upon capital requirements and limitations imposed by our credit agreements, if any, and such other factors as our board of directors may consider.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and capitalization as of September 30, 2016:

  •
  on an actual basis;

  •
  on an as-adjusted basis to give effect to our sale in this offering of        shares of common stock and warrants to purchase         shares of common stock at $        per combination and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with "Use of Proceeds" as well as our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes, incorporated by reference into the accompanying prospectus from our annual report on Form 10-K for the fiscal year ended December 31, 2015 and our subsequent quarterly reports on Form 10-Q, and incorporated by reference herein.

	As of September 30, 2016
	Actual	As Adjusted
	(unaudited)
	(in thousands, except share and per share data)
Unrestricted cash and cash equivalents	$42,486	$
Redeemable preferred stock:
Series C redeemable preferred stock, par value $0.01 (aggregate involuntary liquidation preference $16,664) 10,431 shares authorized, 5,231 issued and outstanding actual and as adjusted	$1,153
Stockholders' equity:
Common Stock, par value $0.01; 450,000,000 shares authorized; 181,009,135 shares issued and 180,431,759 outstanding, actual; shares issued and outstanding, as adjusted	$1,810
Additional paid-in capital	$1,126,007
Accumulated other comprehensive income	$1,115
Accumulated deficit	$(1,032,230)
Less common stock in treasury 577,376 shares	$(3,084)
Total stockholders' equity	$93,618
Total capitalization(1)	$149,481	$

(1)
Total capitalization represents the sum of total stockholders' equity, long-term debt and capital lease obligations.

The foregoing table and discussion are based on 180,431,759 shares of common stock outstanding as of September 30, 2016, assumes no conversion or exercise of the warrants offered hereby, and excludes:

  •
  14,982,570 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2016, at a weighted average exercise price of $2.87 per share;

  •
  1,057,877 shares of our common stock reserved for future issuance under our equity incentive plans as of September 30, 2016;

  •
  577,376 shares of common stock in treasury;

  •
  26,667 shares of common stock issuable upon the vesting of restricted stock units;

  •
  5,554,594 shares of common stock issuable upon conversion of our Series C Redeemable Convertible Preferred Stock at a conversion price of $0.2343 per share;

  •
  4,000,100 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2016, at a weighted average exercise price of $4.00 per share. With respect to 4,000,000 of such shares underlying such warrants, an issuance of securities by us at a price below $4.00 per share results in the adjustment of the exercise price of such warrants to be equal to issuance price of such securities, which, as measured in accordance with the terms of such warrants, is expected to result in an exercise price of less than $1.00 per share, and may be significantly less than $1.00 per share; and

  •
             shares of common stock underlying Series D convertible preferred stock and          shares of common stock issuable upon exercise of warrants that we are simultaneously offering in our Preferred Offering. See "Summary – Recent Developments" for more information.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, Oppenheimer & Co., as underwriter of this offering, has agreed to purchase, and we have agreed to sell to it, all of the shares and warrants offered hereby.

Oppenheimer & Co. is referred to as the "underwriter." The underwriter is offering the shares of common stock and corresponding warrants to purchase common stock subject to its acceptance of the shares and warrants from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the shares of common stock and warrants offered by this prospectus supplement is subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock and warrants to purchase common stock offered by this prospectus supplement if any such shares and warrants are taken.

The underwriter initially proposes to offer the shares of common stock and warrants to purchase common stock directly to the public at the offering price listed on the cover page of this prospectus supplement. After the initial offering of the shares of common stock and warrants, the offering price and other selling terms may from time to time be varied by the underwriter.

The following table shows the per combination and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Combination	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $            . We have agreed to reimburse the underwriter for its legal fees in connection with this offering and the Preferred Offering.

Our common stock is listed on the NASDAQ Capital Market under the trading symbol "PLUG".

We and all of our directors and officers have agreed that, without the prior written consent of Oppenheimer & Co., we and they will not, during the period ending 90 days after the date of this prospectus supplement (the "restricted period"):

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

  •
  file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Oppenheimer & Co., we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

With respect to us, the restrictions described in the immediately preceding paragraph, among other things and subject to exceptions, do not apply to:

  •
  the securities to be sold pursuant to this offering and the Preferred Offering;

  •
  the issuance by us of shares of common stock upon the exercise or settlement of any warrants sold hereunder, any securities sold in the Preferred Offering, or any option, warrant or restricted stock unit outstanding on the date of this prospectus supplement and described herein, or upon the conversion or redemption (in accordance with the terms thereof) of the securities sold in the Preferred Offering or of our Series C Preferred Stock outstanding on the date of this prospectus supplement and described herein;

  •
  the issuance of common stock, options to acquire common stock or restricted stock units pursuant to our stock option plans or other employee compensation plans as such plans are in existence on the date of this prospectus supplement and described herein;

  •
  issuances of common stock as matching contributions under our 401(k) plan;

  •
  the filing of a registration statement on Form S-8 relating to any employee benefit plan;

  •
  the issuance of securities as payment in satisfaction of accrued dividends payable upon the Series C Preferred Stock; or

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period.

With respect to the parties to the lock-up agreements, the restrictions described above, among other things and subject to exceptions, do not apply to:

  •
  transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

  •
  transfers of shares of common stock or any security convertible into common stock as a bona fide gift or by will or intestate succession upon the death of the relevant party to the agreement;

  •
  distributions of shares of common stock or any security convertible into common stock to limited partners, members, owners or shareholders of the undersigned;

  •
  the receipt from us of shares of common stock upon the exercise of options, warrants, restricted stock units or other equity awards, provided that any shares of common stock received pursuant to this exception shall be subject to the restrictions on transferability set forth above;

  •
  dispositions or transfers of securities exercisable for shares of common stock solely in connection with the "cashless" exercise of options and warrants outstanding on the date of this prospectus supplement and described herein, provided that (x) any shares of common stock received upon the exercise of any options or warrants pursuant to this exception shall be subject to the restrictions on transferability set forth above and (y) if the signing party is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock during the restricted period due to any disposition or transfer pursuant to this exception, such party shall include a statement in such report to the effect that the disposition or transfer was made in connection with the exercise of an option or warrant and that the underlying shares of common stock issued upon such exercise remain subject to the terms of the lock-up agreement;

  •
  if the party is a corporation, partnership, limited liability company or other business entity, any transfer of shares of common stock or other securities convertible into or exercisable or exchangeable for common stock owned pursuant to a stock sale, merger, consolidation or other similar transaction involving the sale or transfer of all or substantially all of such party's assets to a bona fide third party purchaser that is not any entity that controls, is controlled by or is under common control with the party to the lock-up agreement, provided that (i) such transfer may not be undertaken for the purpose of avoiding the restrictions imposed by the lock-up agreements (ii) any transferee shall sign and deliver a lock-up letter substantially in the form of the lock-up agreement and (iii) if the foregoing transaction is not consummated, the shares of common stock or other securities will remain subject to the restrictions on transferability contained in the lock-up agreement;

  •
  if the party is a corporation, partnership, limited liability company or other business entity, any transfer made by the party to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or under common control of the party and such transfer is not for value; or

  •
  the establishment of trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) in the case of trading plans established after the date of this prospectus supplement, such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period, provided that in the case of any transfer or distribution pursuant to the second, third and seventh bullets above, it will be a condition of the transfer or distribution, as the case may be, that (i) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of the lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period.

Oppenheimer & Co., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

In order to facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may sell more shares and warrants than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing shares and warrants in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of securities to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

The underwriter and certain of its affiliates have in the past provided, are currently providing or may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to the Company, for which they have in the past received, and may currently or in the future receive, customary fees and expenses.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares of our common stock and warrants may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock and warrants may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock and warrants shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock and warrants in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock and warrants to be offered so as to enable an investor to decide to purchase any shares of our common stock and warrants, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

The underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the shares of our common stock and warrants in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS AND NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of common stock and warrants by "Non-U.S. Holders" and "U.S. Holders" (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, the Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  tax-exempt organizations;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons that own, or are deemed to own, more than five percent of our capital stock;

  •
  certain former citizens or long-term residents of the United States;

  •
  persons who hold our common stock or warrants as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction;

  •
  persons who do not hold our common stock or warrants units as capital assets within the meaning of Section 1221 of the Code (generally, for investment purposes);

  •
  persons deemed to sell our common stock or warrants under the constructive sale provisions of the Code;

  •
  regulated investment companies;

  •
  pension plans;

  •
  controlled foreign corporations;

  •
  passive foreign investment companies;

  •
  persons that acquire our common stock or warrants through the exercise of employee stock options or otherwise as compensation for services; or

  •
  "qualified foreign pension funds" or entities wholly owned by "qualified foreign pension funds"

In addition, this discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock and warrants through partnerships or other pass-through entities. Accordingly, partnerships or other pass-through entities that hold our common stock and warrants, and partners in such partnerships or pass-through entities, should consult their tax advisors.

For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of common stock or warrants that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation) created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, (iv) or a trust if (1) a court within the United States can exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all of the trust's substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of common stock or warrants that is for U.S. federal income tax purposes (i) a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in either case is not subject to U.S. federal income tax on a net-income basis on income or gain from a common stock or warrant unit.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or warrants arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Tax Classification of a Unit

We intend to treat each unit for U.S. federal income tax purposes as a unit consisting of one share of common stock and one warrant to purchase 0.4 shares of our common stock. Pursuant to this treatment, each holder of a unit must allocate the purchase price paid by such holder for such unit between the common stock and the warrants based on their respective relative fair market values. In addition, pursuant to this treatment, a holder's initial tax basis in the common stock and the warrants included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder's purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal income tax purposes.

U.S. Holders

Exercise of Warrants

Subject to the discussion below with respect to a cashless exercise of a warrant, a U.S. Holder generally will not be required to recognize taxable gain or loss upon the exercise of a warrant for ordinary shares. Such U.S. Holder's adjusted tax basis in our common stock received by such holder generally will be an amount equal to the sum of the U.S. Holder's initial investment in the warrant (i.e., the portion of the U.S. Holder's purchase price for a unit that is allocated to the warrant, as described above under "– Tax Classification of a Unit") and the exercise price (i.e., the exercise price of $            for each warrant). The holding period for our common stock received pursuant to the exercise of a warrant will begin on the date following the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant.

The tax treatment of a cashless exercise of a warrant (i.e., where a portion of the holder's warrants are surrendered (the "Surrendered Warrants") as the exercise price for other warrants to be exercised (the "Exercised Warrants") as described above under "Description of Securities – Warrants") is uncertain. Although the matter is not free from doubt, we intend to treat a cashless exercise as a tax-free transaction in which a holder's tax basis in the common stock received would equal the sum of the U.S. Holder's tax basis in the Surrendered Warrants and the Exercised Warrants. It is also possible, however, that a cashless exercise could be treated as a taxable transaction, and a U.S. Holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such U.S. Holder's tax basis in the Surrendered Warrants. In this case, a U.S. Holder's tax basis in the common stock received should equal the sum of the exercise price deemed paid and the U.S. Holder's tax basis in the warrants exercised.

The holding period for common stock acquired in a cashless exercise will depend on the U.S. federal income tax treatment of a cashless exercise. The holding period for a share of common stock acquired in a cashless exercise would include the holding period of the Surrendered and Exercised warrants if the cashless exercise is treated as a tax-free transaction. The holding period for a share of common stock acquired in a cashless exercise would begin on the day following the date of exercise if the cashless exercise is treated as a taxable exchange or treated similarly to a cash exercise (even if otherwise a tax-free transaction). Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.

Lapse of Warrants

If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss in an amount equal to its tax basis in the warrant. Such loss will be long-term capital loss if the warrant has been held for more than one year as of the date the warrant lapsed. The deductibility of capital losses is subject to limitations.

Certain Adjustments to Warrants

Under Section 305 of the Code, an adjustment to the number of ordinary shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder's proportionate interest in our "earnings and profits" or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not result in a constructive distribution.

Distributions on Our Common Stock

In general, distributions, if any, paid on our common stock to a U.S. Holder will constitute dividends for U.S. federal income tax purposes to the extent paid from current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first reduce a U.S. Holder's adjusted tax basis in our common stock, but not below zero. Any excess will be treated as capital gain from the sale of our common stock in the manner described under "Gain on Sale or Other Disposition of Our Common Stock and Warrants" below. Dividends received by certain non-corporate U.S. Holders (including individuals) may be eligible for taxation at preferential rates provided certain holding period and other requirements are satisfied. Dividends received by corporate U.S. Holders of our common stock generally will be eligible for the dividends-received deduction so long as certain holding period and other requirements are satisfied.

Gain on Sale or Other Disposition of Common Stock and Warrants

Upon the sale, certain qualifying redemptions, or other taxable disposition of shares of our common stock, or a sale or other taxable disposition of the warrants, a U.S. Holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder's adjusted tax basis in the shares of our common stock or warrants sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder's holding period in the shares of common stock or warrants, as applicable, is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) may be eligible for taxation at preferential rates. Deductions for capital losses are subject to limitations under the Code.

Backup Withholding and Information Reporting

Unless U.S. Holders are exempt recipients, such as corporations and tax-exempt organizations, information reporting and backup withholding may apply with respect to payments of dividends (including constructive distributions) on our common stock and to certain payments of proceeds on the sale or other disposition of our common stock and warrants if U.S. Holders fail to supply accurate taxpayer identification numbers or otherwise fail to comply with applicable U.S. information reporting or certification requirements. The current backup withholding rate is 28%.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

Exercise of Warrants

Subject to the discussion below with respect to a cashless exercise of a warrant, a Non-U.S. Holder generally will not be required to recognize taxable gain or loss upon the exercise of a warrant for ordinary shares. Such Non-U.S. Holder's adjusted tax basis in our common stock received by such holder generally will be an amount equal to the sum of the Non-U.S. Holder's initial investment in the warrant (i.e., the portion of the Non-U.S. Holder's purchase price for a unit that is allocated to the

warrant, as described above under "– Tax Classification of a Unit") and the exercise price (i.e., the exercise price of $            for each warrant). The holding period for our common stock received pursuant to the exercise of a warrant will begin on the date following the date of exercise and will not include the period during which the Non-U.S. Holder held the warrant.

The tax treatment of a cashless exercise of a warrant (i.e., where a portion of the holder's warrants are surrendered (the "Surrendered Warrants") as the exercise price for other warrants to be exercised (the "Exercised Warrants") as described above under "Description of Securities – Warrants") is uncertain. Although the matter is not free from doubt, we intend to treat a cashless exercise as a tax-free transaction in which a holder's tax basis in the common stock received would equal the sum of the Non-U.S. Holder's tax basis in the Surrendered Warrants and the Exercised Warrants. It is also possible, however, that a cashless exercise could be treated as a taxable transaction, and a Non-U.S. Holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such Non-U.S. Holder's tax basis in the Surrendered Warrants. In this case, a Non-Non-U.S. Holder's tax basis in the common stock received should equal the sum of the exercise price deemed paid and the Non-U.S. Holder's tax basis in the warrants exercised.

The holding period for common stock acquired in a cashless exercise will depend on the U.S. federal income tax treatment of a cashless exercise. The holding period for a share of common stock acquired in a cashless exercise would include the holding period of the Surrendered and Exercised warrants if the cashless exercise is treated as a tax-free transaction. The holding period for a share of common stock acquired in a cashless exercise would begin on the day following the date of exercise if the cashless exercise is treated as a taxable exchange or treated similarly to a cash exercise (even if otherwise a tax-free transaction). Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.

Lapse of Warrants

If a warrant is allowed to lapse unexercised, a Non-U.S. Holder will not recognize a capital loss unless such Non-U.S. Holder is otherwise subject to U.S. federal income tax.

Certain Adjustments to Warrants

Under Section 305 of the Code, an adjustment to the number of ordinary shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder's proportionate interest in our "earnings and profits" or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not result in a constructive distribution.

Distributions on Our Common Stock

If we make distributions on our common stock (including a distribution we are deemed to make as described above under "Certain Adjustments to Warrants"), those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero. Any remaining excess will be treated as capital gain, subject to the tax treatment described below regarding the gain on the sale or other disposition of common stock.

Subject to the discussion below regarding FATCA, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and make certain certifications, under penalty of perjury, to establish your status as a non-U.S. person and your entitlement to treaty benefits. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you file an appropriate claim for refund with the IRS.

However, dividends received by you (or deemed to be received by you as described above under "Certain Adjustments to Warrants) that are effectively connected with the conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by you in the United States) generally are exempt from such withholding tax but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate Non-U.S. Holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Gain on Sale or Other Disposition of Common Stock and Warrants

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or warrants unless:

  •
  the gain is effectively connected with the conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by you in the U.S.), in which case you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

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  you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though you are not considered a resident of the United States) (subject to applicable income tax or other treaties); or

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  we are, or have been, at any time during the five-year period preceding such sale of other taxable disposition (or the Non-U.S. Holder's holding period, if shorter) a "U.S. real property holding corporation," as defined in Section 897(c) of the Code, unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder holds no more than 5% of our outstanding common stock (including for this purpose any interest in us which is convertible into our common stock, which may include warrants), directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock or warrants. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then a purchaser may generally withhold 15% of the proceeds payable to a Non-U.S. Holder from a sale of our common stock and the Non-U.S. Holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any, with respect to such dividends, regardless of whether withholding was required. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock or warrants made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example by properly certifying your non-U.S. status on a Form W-8BEN or successor form or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act ("FATCA")

The Foreign Account Tax Compliance Act, or "FATCA" may impose withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. FATCA may impose a 30% withholding tax on dividends (including deemed dividends) on, or gross proceeds from the sale or other disposition of, our common stock (or a disposition of warrants) paid to a foreign financial institution or to certain non-financial foreign entities, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an "intergovernmental agreement" with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Treasury. Under applicable U.S. Treasury regulations, withholding under FATCA currently applies to payments of dividends on our common stock, and will apply to proceeds from dispositions of U.S. common stock (or warrants) on or after January 1, 2019. The FATCA withholding tax will generally apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. Under certain circumstances, a Non-U.S. Holder may be eligible for refunds or credits of this withholding tax. Prospective investors should consult their tax advisors regarding FATCA.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or warrants, including the consequences of any proposed change in applicable laws.

LEGAL MATTERS

Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriter by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

The consolidated financial statements of Plug Power Inc. and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report contains an explanatory paragraph that states that the scope of management's assessment of internal control over financial reporting excluded the internal control over financial reporting of HyPulsion U.S. Holding, Inc. ("HyPulsion"), which the Company acquired in July 2015. HyPulsion represented 7.3% of total assets and 0.3% of total revenue included in the Company's consolidated financial statements as of and for the year ended December 31, 2015. KPMG LLP's audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of HyPulsion.

PROSPECTUS

PLUG POWER INC.

$200,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

        From time to time, we may offer up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. The warrants and debt securities may be convertible into or exercisable or exchangeable for common stock or preferred stock and the preferred stock may be convertible into or exchangeable for common stock.

        Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

        The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers on a continuous or delayed basis. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Our common stock is traded on the NASDAQ Capital Market under the symbol "PLUG." On November 17, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.51. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, either individually or in units, in one or more offerings, up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" before buying any of the securities being offered.

        This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

SUMMARY

        This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities referred to under the heading "Risk Factors" in this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words "Plug Power," "we," "us," "our," the "Company" or similar references refer to Plug Power Inc. and its subsidiaries; and the term "securities" refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, or any combination of the foregoing securities.

        This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Our Company

        We are a leading provider of alternative energy technology focused on the design, development, commercialization and manufacture of hydrogen fuel cell systems used primarily for the material handling and stationary power market.

        We are focused on proton exchange membrane, or PEM, fuel cell and fuel processing technologies, fuel cell/battery hybrid technologies, and associated hydrogen storage and dispensing infrastructure from which multiple products are available. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. Hydrogen is derived from hydrocarbon fuels such as liquid petroleum gas, or LPG, natural gas, propane, methanol, ethanol, gasoline or biofuels. Plug Power develops complete hydrogen delivery, storage and refueling solutions for customer locations. Hydrogen can also be obtained from the electrolysis of water, or produced on-site at consumer locations through a process known as reformation. Currently we obtain hydrogen by purchasing it from fuel suppliers for resale to customers.

        We provide and continue to develop fuel cell product solutions to replace lead-acid batteries in material handling vehicles and industrial trucks for some of the world's largest distribution and manufacturing businesses. We are focusing our efforts on material handling applications (forklifts) at multi-shift high volume manufacturing and high throughput distribution sites where our products and services provide a unique combination of productivity, flexibility and environmental benefits. Our current product line includes: GenDrive, our hydrogen fueled PEM fuel cell system providing power to material handling vehicles; GenFuel, our hydrogen fueling delivery system; GenCare, our ongoing maintenance program for both the GenDrive fuel cells and GenFuel products; GenSure (formerly ReliOn), our stationary fuel cell solution providing scalable, modular PEM fuel cell power to support the backup and grid-support power requirements of the telecommunications, transportation, and utility sectors; GenKey, our turn-key solution combining either GenDrive or GenSure with GenFuel and GenCare, offering complete simplicity to customers transitioning to fuel cell power; and GenFund, a collaboration with leasing organizations to provide cost efficient and seamless financing solutions to customers.

        We provide our products worldwide through our direct product sales force, and by leveraging relationships with original equipment manufacturers, or OEMs, and their dealer networks. Our subsidiary based in France, HyPulsion S.A.S., or HyPulsion France, develops and sells hydrogen fuel cell systems for the European material handling market.

        We were organized in the State of Delaware on June 27, 1997. Our principal executive offices are located at 968 Albany-Shaker Road, Latham, New York, 12110, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. Information on our website is not deemed to be a part of this prospectus or any applicable prospectus supplement. Our common stock trades on the NASDAQ Capital Market under the symbol "PLUG."

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, either individually or in units, with a total value of up to $200,000,000 from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

        The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part or any amendment thereto.

        This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

        We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

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  the names of those agents or underwriters;

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  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options or options to purchase additional securities, if any; and

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  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

        Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Warrants.    We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

        Debt Securities.    We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.

        We may evidence each series of debt securities by indentures we will issue. Debt securities may be issued under an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.

        Units.    We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock and/or preferred stock in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 14, 2016, our quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2016, filed on May 10, 2016, August 9, 2016 and November 8, 2016, respectively, which are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations, the market price of our securities or the value of your investment.

FORWARD-LOOKING STATEMENTS

        This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "continue," "estimate," "expect," "intend," "may," "should," "will," "would," "plan," "projected" or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk of dilution to our stockholders and/or stock price should we need to raise additional capital; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls; our ability to attract and maintain key personnel; the risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; the ability to achieve the forecasted gross margin on the sale of our products; the cost and availability of fuel and fueling infrastructures for our products; the risk of elimination of government subsidies and economic incentives for alternative energy products; market acceptance of our products and services, including GenDrive units; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; the risks associated with potential future acquisitions; the volatility of our stock price; and other risks and uncertainties referenced under "Risk Factors" above and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein. Readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated herein or therein that include forward-looking statements.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

        Our ratio of combined fixed charges and preference dividends to earnings for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities and/or preference securities in the future.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, remarketing firms or other third parties and/or directly to one or more purchasers. In some cases, we or dealers acting with us or on our behalf may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement. We may distribute securities from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each time we offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:

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  the name or names of the underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment or other options under which underwriters may purchase additional securities;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. If applicable, we will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option or option to purchase additional securities. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we or they have a material relationship. The prospectus supplement, naming the underwriter, will describe the nature of any such relationship.

        We may sell securities directly or through agents we or they designate from time to time. The prospectus supplement will name any agent involved in the offering and sale of securities and any commissions we will pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best-efforts basis for the period of its appointment. Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.

        We may use a dealer to sell our securities. If we use a dealer, we will sell our securities to the dealer, as principal. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        We may authorize agents or underwriters to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we must pay for solicitation of these contracts.

        We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters that are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the common stock on the NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

 DESCRIPTION OF CAPITAL STOCK

        This section describes the general terms of our common stock and preferred stock that we may offer from time to time. For more detailed information, a holder of our common stock and/or preferred stock should refer to our certificate of incorporation, our by-laws and our shareholder rights agreement with respect to our preferred share purchase rights, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

        Our authorized capital stock consists of 450,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of November 18, 2016, there were 180,610,344 shares of our common stock outstanding and 5,231 shares of our Series C Redeemable Convertible Preferred Stock ("Series C Preferred Stock") outstanding.

        The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference."

Common Stock

        Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of our common stock entitled to vote in any election of directors can elect all of the directors standing for election. Subject to the preferences that may be applicable to any then outstanding preferred stock (including the Series C Preferred Stock), the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock (including the Series C Preferred Stock). Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holder of our Series C Preferred Stock as well as the rights of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

        Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

        We will fix the rights, preferences and privileges of the preferred stock of each such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price;

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  the dividend rate, period and payment date and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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  voting rights, if any, of the preferred stock;

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  preemptive rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

  •
  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our amended and restated certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series C Redeemable Convertible Preferred Stock

        The Series C Preferred Stock votes together with the common stock on an as-converted basis on all matters, including the election of directors, except as otherwise required by law. Each share of Series C Preferred Stock is entitled to a number of votes equal to the number of whole shares of common stock into which such share of Series C Preferred Stock is convertible.

        The Series C Preferred Stock ranks senior to the common stock with respect to rights upon the liquidation, dissolution or winding up of our company. The Series C Preferred Stock is entitled to receive dividends at a rate of 8% per annum, based upon the original issue price, payable in equal quarterly installments in cash or in shares of common stock, at our option. The Series C Preferred Stock is convertible into shares of common stock, at a conversion price equal to $0.2343 per share (as of November 17, 2016 and subject to future adjustments). As of November 17, 2016, the outstanding shares of our Series C Preferred Stock are convertible into an aggregate of 5,554,594 shares of common stock. The Series C Preferred Stock has customary redemption rights at the election of either us or the holder thereof as well as weighted average anti-dilution protection.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Delaware Anti-Takeover Law.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.

        Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.    Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

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  permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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  provide that the authorized number of directors may be changed only by resolution of the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  divide our board of directors into three classes;

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  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice;

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  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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  provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer, our president or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

        The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least 66-2/3% of our then outstanding common stock.

Shareholder Rights Plan

        We have a shareholder rights plan, the purpose of which is, among other things, to enhance our board's ability to protect stockholder interests and to ensure that stockholders receive fair treatment in the event any coercive takeover attempt of our company is made in the future. The shareholder rights plan could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, us or a large block of our common stock. The following summarizes material terms of the shareholder rights plan and the associated preferred share purchase rights. This description is subject to the detailed provisions of, and is qualified by reference to, the shareholder rights agreement which has been filed as an exhibit to our Registration Statement on Form 8-A dated June 24, 2009, as amended by the Amendment No. 1 to Form 8-A filed with the SEC on May 6, 2011, the Amendment No. 2 to Form 8-A filed with the SEC on March 19, 2012, the Amendment No. 3 to Form 8-A filed with the SEC on March 26, 2012, the Amendment No. 4 to Form 8-A filed with the SEC on February 13, 2013 and the Amendment No. 5 to Form 8-A filed with the SEC on May 20, 2013.

        Each outstanding share of our common stock evidences one preferred share purchase right. Under the terms of the shareholder rights agreement, each preferred share purchase right entitles the registered holder to purchase from us one ten-thousandth of a share (each, a "unit") of our Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, at a cash exercise price of $6.50 per unit, subject to adjustment. Initially, the preferred share purchase rights are not exercisable and are attached to and trade with all shares of common stock. The preferred share purchase rights will separate from the common stock and will become exercisable upon the earlier of:

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  the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a stockholder, or

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  the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of common stock.

        With respect to any person who beneficially owned 15% or more of the outstanding shares of common stock as of June 23, 2009, such person's share ownership will not cause the preferred share purchase rights to be exercisable unless:

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  such person acquires beneficial ownership of shares of common stock representing more than an additional 0.5% of the outstanding shares of common stock held by such person as of June 23, 2009; or

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  if after June 23, 2009 such person reduces its beneficial ownership of shares of common stock and such person subsequently acquires beneficial ownership of more than an additional 0.5% of the common stock.

        In the event that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock, proper provision will be made so that each holder of a preferred share purchase right (other than an acquiring person or its associates or affiliates, whose preferred share purchase rights shall become null and void) will thereafter have the right to receive (a "subscription right") upon exercise, in lieu of a number of units, that number of shares of our common stock (or, in certain circumstances, including if there are insufficient shares of common stock to permit the exercise in full of the preferred share purchase rights, units of preferred stock, other securities, cash or property, or any combination of the foregoing) having a market value of two times the exercise price of the preferred share purchase rights.

        In the event that, at any time following the date that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock:

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  we consolidate with, or merge with and into, any other person, and we are not the continuing or surviving corporation,

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  any person consolidates with us, or merges with and into us and we are the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or

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  50% or more of our assets or earning power is sold, mortgaged or otherwise transferred,

each holder of a preferred share purchase right (other than an acquiring person or its associates or affiliates, whose preferred share purchase rights shall become null and void) will thereafter have the right to receive (a "merger right"), upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the preferred share purchase rights. The holder of a preferred share purchase right will continue to have this merger right whether or not such holder has exercised its subscription right. Preferred share purchase rights that are or were beneficially owned by an acquiring person may (under certain circumstances specified in the shareholder rights agreement) become null and void.

        The preferred share purchase rights may be redeemed in whole, but not in part, at a price of $0.001 per preferred share purchase right (payable in cash, common stock or other consideration deemed appropriate by the board of directors) by the board of directors only until the earlier of:

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  the time at which any person becomes an acquiring person; or

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  the expiration date of the shareholder rights agreement.

        Immediately upon the action of the board of directors ordering redemption of the preferred share purchase rights, the preferred share purchase rights will terminate and thereafter the only right of the holders of preferred share purchase rights will be to receive the redemption price.

        The shareholder rights agreement requires an independent committee of the board of directors to review at least once every three years whether maintaining the shareholder rights agreement continues to be in the best interests of our stockholders.

        The shareholder rights agreement may be amended by the board of directors in its sole discretion at any time prior to the time at which any person becomes an acquiring person. After such time the board of directors may, subject to certain limitations set forth in the shareholder rights agreement, amend the shareholder rights agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of preferred share purchase rights holders (excluding the interests of an acquiring person or its associates or affiliates). In addition, the board of directors may at any time prior to the time at which any person becomes an acquiring person, amend the shareholder rights agreement to lower the threshold at which a person becomes an acquiring person to not less than the greater of:

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  the sum of 0.001% and the largest percentage of the outstanding common stock then owned by any person, and

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  10%.

        Until a preferred share purchase right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the preferred share purchase rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the preferred share purchase rights become exercisable for units, our other securities, other consideration or for common stock of an acquiring company.

        The preferred share purchase rights will expire at the close of business on June 23, 2019, unless previously redeemed or exchanged by us.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar's address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania, 19103. The transfer agent and registrar for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

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  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreements and warrants may be modified;

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  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Warrants for the purchase of debt securities will be in registered form only. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

  •
  the offering price and aggregate number of warrants offered;

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  the currencies in which the warrants are being offered;

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  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

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  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

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  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

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  the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

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  the terms of any rights to redeem or call the warrants;

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  the date on which the right to exercise the warrants begins and the date on which such right expires;

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  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

 DESCRIPTION OF OUR DEBT SECURITIES

        We may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to this registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures.

        None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.

General

        We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

  •
  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

  •
  the maturity date;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

  •
  create liens;

  •
  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

  •
  redeem capital stock;

  •
  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

  •
  make investments or other restricted payments;

  •
  sell or otherwise dispose of assets;

  •
  enter into sale-leaseback transactions;

  •
  engage in transactions with stockholders or affiliates;

  •
  issue or sell stock of our subsidiaries; or

  •
  effect a consolidation or merger;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  provisions for a sinking fund purchase or other analogous fund, if any;

  •
  the applicability of the provisions in the indenture on discharge;

  •
  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

        We may, from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (a) the payment of interest accruing prior to the issue date of such further debt securities or (b) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

Certain Terms of the Senior Debt Securities

        Conversion or Exchange Rights.    We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.

        Consolidation, Merger or Sale.    Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indentures or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indentures with respect to any series of senior debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days (or such other period as may be specified for such series) and the time for payment has not been extended;

  •
  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise (and, if specified for such series, the continuance of such failure for a specified period), and the time for payment has not been extended;

  •
  if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indentures, other than a covenant that is specifically dealt with elsewhere in the senior indenture, and our failure continues for 90 days after we receive notice from the trustee or holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of senior debt securities.

        If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        Unless otherwise specified in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the senior indenture. Any waiver shall cure the default or event of default.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of a series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder of the senior debt securities of any series will have the right to institute a proceeding under the senior indentures or the securities or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal, premium, if any, or interest on, the senior debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

        Modification and Waiver.    We and the trustee may amend, supplement or modify a senior indenture or the senior debt securities without the consent of any holders with respect to the following specific matters:

  •
  to fix any ambiguity, defect or inconsistency in the senior indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement or any free writing supplement;

  •
  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of senior debt securities;

  •
  to evidence the succession of another corporation, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

  •
  to provide for or add guarantors with respect to the senior debt securities of any series;

  •
  to establish the form of any certifications required to be furnished pursuant to the terms of the senior indenture or any series of senior debt securities, or to add to the rights of the holders of any series of senior debt securities;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

  •
  to make any change to the senior debt securities of any series, so long as no senior debt securities of such series are outstanding

  •
  to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the senior indenture; or

  •
  to change anything that does not materially adversely affect the interests of any holder of senior debt securities of any series.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

  •
  extends the stated maturity of any senior debt securities;

  •
  reduces the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any senior debt securities;

  •
  reduces the rate or extends the time of payment of interest on any senior debt securities; or

  •
  reduces the percentage of senior debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

        Satisfaction and Discharge.    We can elect satisfy and discharge our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the trustee;

  •
  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.

        Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back a holder's senior debt securities and gave such holder his or her share of the cash and debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the senior debt securities such holder gives back to us. Holders of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Information Concerning the Trustee.    The trustee, other than during the occurrence and continuance of an event of default under a senior indenture, undertakes to perform only those duties as are specifically set forth in the applicable senior indenture. Upon an event of default under a senior indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

        Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the senior indentures at the request of any holder of senior debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

        We may have normal banking relationships with the trustee in the ordinary course of business.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement or free writing prospectus relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

Ranking of Debt Securities

        The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness (including senior debt securities) to the extent described in a prospectus supplement or free writing prospectus.

DESCRIPTION OF UNITS

        We may issue, in one more series, units consisting of common stock, preferred stock, debt securities, and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below in this section; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock", "Description of Warrants" and "Description of Debt Securities" will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Plug Power Inc. and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report contains an explanatory paragraph that states that the scope of management's assessment of internal control over financial reporting excluded the internal control over financial reporting of HyPulsion U.S. Holding, Inc. ("HyPulsion"), which the Company acquired in July 2015. HyPulsion represented 7.3% of total assets and 0.3% of total revenue included in the Company's consolidated financial statements as of and for the year ended December 31, 2015. KPMG LLP's audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of HyPulsion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (www.sec.gov).

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 14, 2016;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 15, 2016;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed on May 10, 2016, August 9, 2016 and November 8, 2016, respectively;

  •
  our Current Reports on Form 8-K filed on March 4, 2016 (except for information contained therein which is furnished rather than filed), May 23, 2016 and June 30, 2016 (except for information contained therein which is furnished rather than filed); and

  •
  the section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended , or the Exchange Act, on June 24, 2009, as amended by the Amendment No. 1 to Form 8-A filed by the Company with the SEC on May 6, 2011, the Amendment No. 2 to Form 8-A filed by the Company with the SEC on March 19, 2012, the Amendment No. 3 to Form 8-A filed by the Company with the SEC on March 26, 2012, the Amendment No. 4 to Form 8-A filed by the Company with the SEC on February 13, 2013 and the Amendment No. 5 to Form 8-A filed by the Company with the SEC on May 20, 2013).

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus, in each case except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated.

        You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC's website. You may also access the documents incorporated by reference on our website at www.plugpower.com. Other than the foregoing documents incorporated by reference, the information contained in, or that can be accessed through, our website is not part of this prospectus.

        In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such requests may be directed to Corporate Secretary, Plug Power Inc., 968 Albany-Shaker Road, Latham, New York, 12110, or call (518) 782-7700.

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

                        Shares
Warrants to Purchase                  Shares of Common Stock

Common Stock
Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

Oppenheimer & Co.

December     , 2016